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                                                                     EXHIBIT 4.2


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                             PARKER DRILLING COMPANY
                            and Subsidiary Guarantors

                          9 3/4% SENIOR NOTES DUE 2006

                                 ---------------

                          FOURTH SUPPLEMENTAL INDENTURE

                             Dated as of May 2, 2002

             Supplementing the Indenture dated as of March 11, 1998

                                 ---------------

                              JPMORGAN CHASE BANK,
                                   as Trustee



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                          FOURTH SUPPLEMENTAL INDENTURE


         This Fourth Supplemental Indenture dated and effective as of May 2, 2002 (the "Fourth Supplemental Indenture") is made and entered into by and among Parker Drilling Company, a Delaware corporation (the "Company"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature pages hereof (the "Subsidiary Guarantors") and JPMorgan Chase Bank, a New York banking organization, as Trustee (the "Trustee"), formerly known as The Chase Manhattan Bank and successor by merger to Chase Bank of Texas, National Association.

                                    RECITALS:

         WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have executed and delivered an Indenture dated as of March 11, 1998 by and among the Company, the Trustee and the Subsidiary Guarantors (as supplemented by the First, Second and Third Supplemental Indentures, the "1998 Indenture") for the benefit of one another and for the ratable benefit of the Holders of the 9 3/4% Senior Notes due 2006, Series D (the "Notes") and pursuant to which the Subsidiary Guarantors have agreed, jointly and severally, to unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under the 1998 Indenture and the Notes by the Company; and

         WHEREAS, the Company has made an exchange offer pursuant to which the Company has agreed to exchange up to $250,000,000 of the outstanding Notes for an equal principal amount of its 10 1/8 % Senior Notes due 2009 ("New Notes") as more fully described in the Company's Confidential Offering Circular dated April 1, 2002 (the "Exchange Offer"); and

         WHEREAS, in accordance with Section 9.02 of the 1998 Indenture, the Trustee, the Company and the Subsidiary Guarantors may waive, amend or supplement provisions of the 1998 Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes; and

         WHEREAS, concurrently with and as a condition to the Holders participating in the Exchange Offer, the Company has solicited consents from the Holders to the amendments contained in this Fourth Supplemental Indenture, and the Company has received consents thereto from Holders of at least a majority in principal amount of the Notes outstanding as of the date hereof; and

         WHEREAS, all conditions and requirements necessary to make this Fourth Supplemental Indenture valid and binding upon the Company and the Subsidiary Guarantors, and enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, have been performed and fulfilled;

         NOW, THEREFORE, in consideration of the above premises, the parties hereto mutually covenant and agree for the equal and ratable benefit of the respective Holders of the Notes, as follows:

         SECTION 1. Certain Terms Defined in the 1998 Indenture. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the 1998 Indenture.


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         SECTION 2. Amendment of Certain Definitions. The following definitions in Section 1.01 of the 1998 Indenture shall be amended as follows:

                  (a)      Amend the definition of Net Income by deleting clause
                           (iii) and inserting the word "and" immediately before clause (ii);

                  (b) Amend the definition of Permitted Investments by changing the reference to $12 million in clause (vii) to $35 million; and

                  (c) Amend the definition of Permitted Investments by adding the following clause (viii) to the end of the definition: "; and (viii) Investments in AralParker CJSC represented by its note payable in a principal amount of up to $50 million."

         SECTION 3. Amendment to Certain Covenants. The following provisions shall be amended by this Fourth Supplemental Indenture as follows:

                           Section 3.1 Amendment to Section 4.07 (Restricted
                  Payments). Section 4.07 shall be amended by

                           (a) adding the following clause (w) to the second
                  paragraph of the section immediately before clause (y) : "(w) any purchase, redemption or other acquisition or retirement, in each case at a price less than par, of up to $75 million aggregate principal amount of the Company's 5 1/2% convertible Subordinated Notes due 2004 prior to their stated maturity;" and adding "(w)," before the reference to "(y) and (z)" in paragraph (c) of that section; and

                           (b) adding the words "and Affiliates" immediately
                  after "Unrestricted Subsidiaries" in clause (iii) of paragraph
                  (c) of that section and, in that same clause (iii), adding the words "Affiliate or" immediately after the words "Unrestricted Subsidiary or".

                           Section 3.2 Amendment to Section 4.10 (Asset Sales).
                  Section 4.10 shall be amended by adding the following proviso to the end of the first paragraph of that section: "and provided further, that the Company may engage in the sale or transfer of properties or assets, including two drilling rigs and related inventories and equipment and a contract with Tengizchevroil, to AralParker CJSC, in consideration of a note payable by AralParker CJSC in a principal amount of up to $50 million."

         SECTION 4. Effectiveness; Construction.

                           Section 4.1 Effectiveness. This Fourth Supplemental
                  Indenture shall become effective upon:

                           (a) the execution and delivery of this Fourth Supplemental Indenture by the Company, the Subsidiary Guarantors and the Trustee; and

                           (b) the delivery by the Company to the Trustee of the Opinion of Counsel and an Officers' Certificate as required pursuant to Sections
                                    11.04 and


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                                    11.05 of the 1998 Indenture and addressing
                                    the matters required pursuant to such
                                    sections.

                           Section 4.2 Operative Date. The waivers and
                  amendments contained in this Fourth Supplemental Indenture shall not become operative until the later of (i) the time at which the Exchange Offer is consummated and (ii) the Company has accepted a majority in aggregate principal amount of the Notes outstanding in exchange for the New Notes. After this Fourth Supplemental Indenture becomes effective, the Company shall provide the notice required by Section 9.02 of the 1998 Indenture.

                           Section 4.3 Instruments To Be Read Together. All
                  terms and conditions in this Fourth Supplemental Indenture shall form a part of the 1998 Indenture as fully and with the same effect as if all such terms and conditions had been set forth in the 1998 Indenture. The 1998 Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with its terms, as supplemented by this Fourth Supplemental Indenture. The 1998 Indenture and all supplements thereto, including this Fourth Supplemental Indenture shall be read, taken and construed together as one instrument.

         SECTION 5. Particular Representations and Covenants.

                           Section 5.1. Authority. The Company is duly
                  authorized by a resolution of its Board of Directors to execute and deliver this Fourth Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Fourth Supplemental Indenture has been duly and effectively taken.

                           Section 5.2. Correctness of Recitals. The Company
                  represents and warrants that all recitals and statements in this Fourth Supplemental Indenture are true and correct.

         SECTION 6. Concerning the Trustee.

                           Section 6.1 Acceptance of Trusts. The Trustee accepts
                  the trusts hereunder and agrees to perform same, but only upon the terms and conditions set forth in the Indenture.

                           Section 6.2 Responsibility for Recitals. The recitals
                  and statements contained in this Fourth Supplemental Indenture shall be taken as recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver it.

         SECTION 7. Miscellaneous Provisions.

                           Section 7.1 Counterparts. This Fourth Supplemental
                  Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.


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                           Section 7.2 Compliance with Trust Indenture Act. This
                  Fourth Supplemental Indenture shall be interpreted to comply in every respect with the Trust Indenture Act of 1939, as amended, (the "TIA"). If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

                           Section 7.3 Headings. The section headings herein are
                  for convenience only and shall not affect the construction hereof.

                           Section 7.4 Binding Effect. All covenants and
                  agreements in this Fourth Supplemental Indenture by the Company or by any of the Subsidiary Guarantors shall bind their successors and assigns, whether so expressed or not.

                           Section 7.5 Governing Law. The internal laws of the
                  State of New York shall govern and be used to construe this Fourth Supplemental Indenture.

                           Section 7.6 Continuation of 1998 Indenture. Except as
                  amended by this Fourth Supplemental Indenture, the terms and provisions of the 1998 Indenture shall remain in full force and effect.

                           Section 7.7 References to 1998 Indenture. From and
                  after the operative date referred to in Section 4.2 hereof, all references in the 1998 Indenture to "this Indenture", "hereof", "herein" or similar terms and all references to the 1998 Indenture in the Notes and other documents executed and delivered in connection with the 1998 Indenture shall mean and refer to the 1998 Indenture, as amended by this Fourth Supplemental Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first above written.

                           PARKER DRILLING COMPANY

                           By: /s/ James J. Davis
                              -----------------------------------------
                           Name:  James J. Davis
                           Title: Sr. Vice President-Finance and
                                  Chief Financial Officer

                           JPMORGAN CHASE BANK, as Trustee

                           By: /s/ Mauri J. Cowen
                              -----------------------------------------
                           Name: Mauri J. Cowen
                           Title: Vice President and Trust Officer

                           SUBSIDIARY GUARANTORS :

                           Parker Drilling Company of Oklahoma, Incorporated Parker Drilling Company Limited (Nevada)
                           Parker Drilling Company Limited (Oklahoma)
                           Choctaw International Rig Corp.
                           Parker Drilling Company of New Guinea, Inc.


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                           Parker Drilling Company North America, Inc.
                           Parker-VSE, Inc. (formerly Vance Systems
                                Engineering, Inc.)
                           DGH, Inc.
                           Parker Drilling Company International Limited Parker USA Drilling Company (formerly
                                Parcan Limited)
                           Parker Technology, L.L.C.
                           Parker Technology, Inc.
                           Parker Drilling U.S.A. Ltd.
                           Parker Drilling Offshore Corporation (formerly
                                Hercules Offshore Corporation)
                           Parker Drilling Offshore International, Inc.
                           Anachoreta, Inc.
                           Pardril, Inc.
                           Parker Aviation, Inc.
                           Parker Drilling (Kazakstan), Ltd.
                           Parker Drilling Company of Niger
                           Parker North America Operations, Inc.
                           Selective Drilling Corporation
                           Universal Rig Service Corp.
                           Creek International Rig Corp.

                           By: /s/ David W. Tucker
                              -------------------------------------------------
                           Name:  David W. Tucker
                           Its:   Vice President & Treasurer

                           Parker Technology, L.L.C.

                           By: /s/ David W. Tucker
                              -------------------------------------------------
                           Name:  David W. Tucker
                           Its:   Vice President & Manager

                           Parker Drilling Offshore USA, L.L.C. (formerly
                                Mallard Bay Drilling, L.L.C.)

                           By: /s/ David W. Tucker
                              -------------------------------------------------
                           Name:  David W. Tucker
                           Its:   Treasurer & Manager

                           Parker Drilling Management Services, Inc.

                           By: /s/ David W. Tucker
                              -------------------------------------------------
                           Name:  David W. Tucker
                           Its:   President

                           Quail Tools, L.LP.

                           By: /s/ James J. Davis
                              -------------------------------------------------
                           Name:  James J. Davis
                           Its:   Vice President & Treasurer


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